Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BLUELINX COMPLETES ACQUISITION OF CEDAR CREEK

ATLANTA, GA, and OKLAHOMA CITY, OK April 16, 2018 - BlueLinx (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it has completed its previously announced acquisition of Cedar Creek, a leading building products wholesale distributor specializing in a wide variety of building products.

The combination of BlueLinx and Cedar Creek creates one of the largest wholesale distribution companies in the building products industry, with combined revenue of approximately $3.2 billion in 2017. With one of the largest product offerings in the industry and over 70 locations, the combined company will utilize its broad footprint to better serve its extensive network of customers.

“We are pleased to announce today that we have finalized the strategic acquisition of Cedar Creek which marks a new, transformative era for our company,” said Mitch Lewis, President and Chief Executive Officer of BlueLinx. “We are in an even stronger position to continue to drive growth, deliver differentiated value to our customers and suppliers, and generate strong returns for our shareholders.”

Alex Averitt, recently appointed Chief Operating Officer of BlueLinx, said, “The Cedar Creek family is pleased to join forces with BlueLinx, and we are confident that the combination of our companies creates significant value for all our stakeholders. Our deep and unyielding commitment to our customers and focus on organic growth will be the driving force as we achieve our goal of becoming the leading wholesale building products distributor in the United States.”

BlueLinx used net proceeds from debt issuance under its amended $750 million ABL revolving credit facility (inclusive of a $150 million accordion) and a new $180 million term loan to fund the purchase price, repay debt and to pay certain related transaction fees and expenses. Excess availability under the ABL and cash on hand as of the closing approximated $157 million.

About BlueLinx

BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website. (www.BlueLinxCo.com)

About Cedar Creek

Cedar Creek, established in 1977 as wholesale building materials company, provides building products for the heart of America. The Company is headquartered in Oklahoma with operations in the United States, offering a wide range of products that vary by region. (www.CedarCreek.com)

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.
(866) 671-5138
investor@bluelinxco.com

Media:
Trevor Gibbons / Amy Feng
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the integration of BlueLinx and Cedar Creek. All of these forward-looking statements are based on estimates and assumptions made by BlueLinx’s management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements.

In addition, there are significant risks and uncertainties that relate to the Company’s ownership of Cedar Creek, including, among other things: the failure to realize the benefits expected from the combination; the amount, composition and timing of potential synergies and cost savings that may or are expected to result from the combination; the acquisition-related combination costs and BlueLinx’s restructuring and integration related costs and charges; risks related to disruption of management time from ongoing business operations due to the combination and integration of the two companies; the impact of the combination on BlueLinx’s business; and other factors described in the “Risk Factors” section in BlueLinx’s Annual Report on Form 10-K for the year ended December 30, 2017, and in other documents filed with the Securities and Exchange Commission by BlueLinx from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.